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Exhibit 32.2

Aquila, Inc.
Chief Accounting Officer
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        I, Beth A. Armstrong, certify that:

1.
Aquila, Inc.'s annual report on Form 10-K for the annual period ending December 31, 2006 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Aquila, Inc.

Dated: February 28, 2007

/s/ BETH A. ARMSTRONG Beth A. Armstrong Vice President and Chief Accounting Officer Aquila, Inc.

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Aquila, Inc. Chief Accounting Officer Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002